Exhibit 23.9





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Genesys S.A. pertaining to the Vialog Corporation 1999 Stock Option Plan of the reference to our firm under the caption "Experts" and of our report dated 26 September 2000, with respect to the financial statements of VideoWeb Limited, included in the Registration Statement (Form F-4 No. 333-55392) of Genesys S.A. filed with the Securities and Exchange Commission.

                                                              /s/ Ernst & Young
                                                                  ERNST & YOUNG

London, England
1 May 2001